                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the registration statement on Form S-8 of Baylake Corp. of our report dated January 23, 2003, relating to the consolidated balance sheets of Baylake Corp. and its subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, changes in stockholder equity and cash flows for each of the years ended December 31, 2002, 2001, and 2000, which report appears in Baylake's Annual Report on Form 10-K for the year ended December 31, 2002.


                                        /s/ SMITH & GESTELAND, LLP
Madison, Wisconsin
March 24, 2003                          SMITH & GESTELAND, LLP


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